EMPLOYMENT AGREEMENT


         This AGREEMENT (the "Agreement") is made as of December 4, 1996 (the "Effective Date"), by and between Endogen, Inc., a corporation with its headquarters located in Woburn, Massachusetts (the "Employer"), and Avery W. Catlin (the "Executive"). In consideration of the mutual covenants contained in this Agreement, the Employer and the Executive agree as follows:

         1. Employment. The Employer agrees to employ the Executive and the Executive agrees to be employed by the Employer on the terms and conditions set forth in this Agreement.

         2. Capacity. The Executive shall serve the Employer as Vice President - Finance, Treasurer and Chief Financial Officer or such other position as may be agreed to by the Employer and the Executive from time to time.

         3. Term. Subject to the provisions of Section 6, the term of employment pursuant to this Agreement (the "Term") shall be three (3) years from the Effective Date and shall be renewed automatically for periods of one (1) year commencing at the third anniversary of the Effective Date and on each subsequent anniversary thereafter, unless either the Executive or the Employer gives written notice to the other not less than thirty (30) days prior to the date of any such anniversary of such party's election not to extend the Term.

         4. Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

                  (a) Salary. For all services rendered by the Executive under this Agreement, the Employer shall pay the Executive a salary (the "Salary") at the annual rate of $120,000 for the first year of the Term, $130,000 for the second year of the Term and such other amounts as is determined by the Board of Directors of the Company (the "Board of Directors") for the remaining years of the Term. The Salary shall be payable in periodic installments in accordance with the Employer's usual practice for its senior executives.

                  (b) Bonus. Beginning immediately on the Effective Date and continuing for the Term of this Agreement, the Executive shall be entitled to receive on a quarterly basis bonuses as set forth herein or determined in the future under the Employer's Incentive Pay Plan with the agreement of the Executive. Notwithstanding anything to the contrary contained herein, the bonus to be paid to the Executive for the first year of the Term of the Agreement shall be no less than thirty-four thousand dollars ($34,000.00) consisting of (i) a sign-up bonus of ten thousand dollars ($10,000.00) (the "Sign-up Bonus), such amount to be paid on January 10, 1997, and (ii) a minimum annual bonus of twenty-four thousand dollars ($24,000.00) (the "Minimum Annual Bonus"), to be paid quarterly in the amount of $6,000.00 per quarter and being made prior to the following dates in 1997: March 31; June 30; September 30; and

         December 31 (such dates referred to hereinafter collectively as the "Bonus Payment Dates"). The actual amount of the bonus to be paid to the Executive for the first year of the Term of this Agreement (in addition to the Minimum Annual Bonus) shall be determined for the March 31, 1997 and June 30, 1997 dates pursuant to formulas and matrixes already agreed to by the Employer and the Executive (the "Initial Formulas and Matrixes"). The amount of Bonus payments to the Executive (in addition to the Minimum Annual Bonus) for all fiscal quarters of the Term commencing on and after June 1, 1997 shall be determined as follows: at least thirty days prior to beginning of each fiscal year of the Company the Employer and Executive shall agree on the formulas and matrixes that will be used to determine the amount of Bonus payments to be made to the Employee for each quarter for the following fiscal year with the understanding that such formulas and matrixes shall be similar in nature to the Initial Formulas and Matrixes and Bonus payments are to be made on each Bonus Payment Date for the prior fiscal quarter.

                  (c) Regular Benefits. The Executive shall also be entitled to participate in any employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, vacation plans, expense reimbursement plans and other benefit plans which the Employer may from time to time have in effect for all or most of its senior executives. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Employer, applicable law and the discretion of the Board of Directors, the Compensation Committee or any administrative or other committee provided for in or contemplated by any such plan.

                  (d) Additional Benefits. The Employer shall provide the following additional benefits to the Executive:

                           (i) Home Office. The Employer shall provide the
                  Executive with a home office such that the Executive shall be able when necessary to conduct all of his duties pursuant to this Agreement at his home. Such home office shall include such equipment (the "Equipment") necessary for the Executive to so conduct all such duties when necessary, including, without limitation, a computer and printer, a phone and a dedicated phone line so as to allow the Executive to communicate with the headquarters of the Employer by voice and electronically by modem and shall all be to the reasonable satisfaction of the Executive. The Employer shall either pay directly for the Equipment and the establishment of the home office or shall reimburse the Executive for all such Equipment and the expenses in connection with the establishment of the home office upon presentation to the Company of receipts for such Equipment and expenses, provided that authorization has been received in advance by the Executive for purchases in excess of $2,000.

                           (ii) Cellular Phone. The Employer shall provide the
                  Executive with a cellular phone and related long distance and local phone services all as is


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


                  reasonably satisfactory to the Executive and the Employer shall pay for all reasonable business expenses in connection with the Executive's use of such cellular phone during the Term.

                           (iii) Vacation. During each 12 month period during
                  the Term the Executive shall be entitled to vacation time of not less than 4 weeks, during which time the Executive's Salary shall be paid in full.

                  (e) Equity Compensation. The Employer has granted on December 4, 1996 to the Employee an incentive stock option pursuant to, and subject to the terms of, the Stock Option Agreement attached hereto as Exhibit A. The Employee shall be eligible to be considered for additional grants of stock options and restricted stock at future grant dates at the discretion of the Board of Directors or Compensation Committee of the Employer.

         5. Extent of Service. During the Executive's employment under this Agreement, the Executive shall devote the Executive's full business time to the discharge of the Executive's duties and responsibilities under this Agreement. The Executive shall not engage in any other substantial business activity; provided that nothing in this Agreement shall be construed as preventing the Executive from:

                  (a) investing the Executive's assets in any company or other entity and in such form or manner as shall not require any material activities on the Executive's part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

                  (b) engaging in religious, charitable or other community or non-profit activities (including, without limitation, the Association for Corporate Growth, the Financial Executives Institute and the National Investor Relations Institute) that do not impair the Executive's ability to fulfill the Executive's duties and responsibilities under this Agreement.

         6. Termination and Termination Benefits. The Executive's employment under this Agreement may terminate under the following circumstances set forth in this Section 6.

                  (a) Termination by the Employer for Cause. The Employer may terminate the employment of the Executive and this Agreement and all of its obligations hereunder, except for obligations accrued but unpaid to the effective date of termination, for Cause; provided, however, that
         (i) the Employer shall provide five (5) business days' advance written notice to the Executive that the Board of Directors is considering a termination for Cause and the Executive shall be given an opportunity in person, personally to be heard by the Board of Directors of the Employer; (ii) such advance notice shall describe, in reasonable detail, the circumstances constituting Cause. Any purported termination for Cause which fails to conform to the procedures


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


         set forth in the foregoing sentence prior to the Employer terminating the employment of the Employee shall be treated as a termination without Cause. Only the following shall constitute "cause" for such termination:

                           (i) an act of fraud, embezzlement, theft or any other material violation of law involving dishonesty in connection with the Executive's duties or in the course of his employment with the Employer or the commission of a felony or intentional disregard of the written rules or policies of the Employer;

                           (ii) intentional wrongful damage to material assets of the Employer; or

                           (iii) intentional wrongful disclosure of material confidential information of the Employer.

                           (iv) the substantial and continuing gross and willful failure of the Executive to render services to the Employer substantially in accordance with his or her obligations under this Agreement, which materially and adversely affects the business, financial condition, operations, property or affairs of the Employer, after 30 days' notice from the Board of Directors of the Employer, such notice setting forth in reasonable detail the nature of such failure;

                           (v) dishonesty, breach of fiduciary duty or breach of the terms of this Agreement or the other agreements executed in connection herewith;

                           (vi) the commission of an act which induces any customer of the Employer to breach a contract with the Employer.

         In the event of a termination "for cause," inclusive, the Executive shall be entitled to no severance or other termination benefits except as required by law.

         No act, or failure to act, on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer. Failure to meet performance standards or objectives of the Employer shall not constitute Cause for purposes hereof.

                  (b) Termination by the Executive Upon Death. The Executive's employment under this Agreement shall be terminated upon the death of the Executive.


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


                  (c) Termination by the Executive for Good Reason. The Executive may terminate his employment with the Company (a termination "For Good Reason") at any time subsequent to the occurrence of any of the following events:

                           (i) that there has been a significant adverse change
                  in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties;

                           (ii) a reduction in the Executive's salary as defined
                  in Section 4(a), except in the case where the CEO and all who report to the CEO are taking comparable reductions in salary;

                           (iii) the relocation of the Employer's offices at
                  which the Executive is principally employed to a location more than 50 miles from the location where the Executive is principally employed; or

                           (iv) the failure by the Employer to pay to the
                  Executive any portion of his current compensation or the failure by the Employer to continue in effect any material compensation, incentive, bonus or benefit plan in which the Executive participates unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Employer to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants. In the event the Employer's fails to adhere to any portion of the above compensation, incentive, bonus or benefits plan, the Executive has thirty days in which to provide written notice of the failure to the Employer. The Employer has thirty days, from the receipt of written notice from the Executive, to cure the deficiency.

                  (d) Termination by the Employer Without Cause. The Executive's employment under this Agreement may be terminated by the Employer without cause upon written notice to the Executive at least thirty (30) days prior to such termination. During such thirty (30) day notice period, the Executive will be available on a full time basis, for the benefit of the Employer, to assist the Employer in making the transition to a new successor of the Executive.

                  (e) Payment Through Termination Date and Certain Termination Benefits. In all cases of termination of the Executive's employment the Executive shall be paid (i) his Salary owed to him through the termination date and (ii) any Bonus due to the Executive as of the date of termination and all such payments shall be made on such termination date. In addition, as soon as possible following the termination of the Employee a calculation shall be made according to Section 4(b) hereof of the amount


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


         of Bonus due to the Employee on a pro rata basis through the date of termination and such payment shall promptly be paid to the Employee. In addition, in the event of termination of the Executive's employment with the Employer pursuant to Section 6 (c), (d) or (f) the Employer shall provide to the Executive (or in the case of death, his beneficiaries) the following termination benefits ("Termination Benefits"):

                           (i) continuation of the Executive's Salary at the rate then in effect pursuant to Section 4(a) for six (6) months from the termination date;

                           (ii) continuation of the benefits, subject to the terms and conditions of the applicable benefit plans, being provided to the Executive pursuant to Section 4(c) at the time of termination for six (6) months from the termination date;

                           (iii) if terminated under Section 6(d), all outstanding options which have been granted to the Executive, including without limitation the options evidenced by the Stock Option Agreement, which have not vested shall vest in full upon the date of termination and shall be exercisable in full; and

                           (iv) commencing immediately on the date which is six (6) months after the date of termination, the continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. ss. 1161 et seq. (commonly known as "COBRA"), with the cost of the regular premium for such benefits to be paid by the Executive.

         The Termination Benefits set forth in (i) and (ii) above shall continue effective until the date which is six (6) months after the date of termination.

                  (f) Disability. If the Executive shall be disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions under this Agreement with or without reasonable accommodation, the Employer may remove the Executive from any responsibilities and/or reassign the Executive to another position with the Employer for the remainder of the Term or during the period of such disability. Notwithstanding any such removal or reassignment, the Executive shall continue to receive the Executive's full Salary and benefits under Section 4 of this Agreement for six (6) months. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Employer shall, submit to the Employer a certification in reasonable detail by a physician selected by the Employer to whom the Executive or the Executive's guardian has no reasonable


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


         objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue.

                  (g) Termination Pursuant to a Change of Control. If there is a Change of Control, as defined in Section 6(g)(i) below, during the Term, the provisions of this Section 6(g) shall apply and shall continue to apply throughout the remainder of the term of this Agreement. If, within one (1) year following a Change of Control, the Executive's employment is terminated by the Employer or the Executive following the occurrence of any of the events listed in Section 6(g)(ii) below (as determined by the Executive) or if the Executive's employment is terminated without cause (in accordance with Section 6(d) above), the Employer shall pay to the Executive (or the Executive's estate, if applicable) a lump sum amount equal to the annual rate of the Executive's Salary on the date of termination (for example, if such termination occurred during the second year of the Term the Executive would receive a lump sum payment of $130,000). All outstanding options which have been granted to the Executive, including without limitation the options evidenced by the Stock Option Agreement, which have not vested shall vest in full upon the date of termination and shall be exercisable in full; and

                           (i) Change of Control shall mean the occurrence of
                  one or more of the following events:

                                    (A) any "person" (as such term is used in
                           Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange
                           Act) directly or indirectly, of securities of the Employer, representing fifty percent (50%) or more of the combined voting power of the Employer's then outstanding securities; or

                                    (B) persons who, as of the Effective Date,
                           constituted the Employer's Board of Directors (the "Incumbent Board") cease to constitute at least a majority of the Board of Directors, provided that any person becoming a director of the Employer subsequent to the Effective Date whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this
                           Section 6(g), be considered a member of the Incumbent Board; or

                                    (C) the stockholders of the Employer approve
                           a merger or consolidation of the Employer with any other corporation or other entity, other than (1) a merger or consolidation which would result in the voting securities of the Employer outstanding immediately prior


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


                           thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Employer or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Employer (or similar transaction) in which no "person" (as hereinabove defined) acquires more than fifty percent (50%) of the combined voting power of the Employer's then outstanding securities; or

                                    (D) the stockholders of the Employer approve
                           a plan of complete liquidation of the Employer or an agreement for the sale or disposition by the Employer of all or substantially all of the Employer's assets; or

                                    (E) The Employer files a report or proxy
                           statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Employer has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

         Notwithstanding the foregoing provisions of Section 6(g)(i)(A) or (E) hereof, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Employer, (ii) an entity in which the Employer directly or indirectly beneficially owns 50% or more of the voting securities, or (iii) any Employer-sponsored employee stock ownership plan or any other employee benefit plan of the Employer, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 50% or otherwise, or because the Employer reports that a change in control of the Employer has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

                           (ii) The events referred to in Section 6(g) above
                  shall be as follows:

                                    (A) that there has been a significant change
                           in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive, as reasonably determined by the Executive in good faith, immediately prior to a Change of Control;

                                    (B) a reduction in the Executive's monetary
                           compensation as compared to that being paid to the Executive prior to the Change of Control;


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


                                    (C) the relocation of the Employer's offices
                           at which the Executive is principally employed immediately prior to the date of the Change of Control to a location more than 50 miles from the location where the Executive is principally employed immediately prior to the date of the Change of Control;

                                    (D) the failure by the Employer to pay to
                           the Executive any portion of his current compensation or the failure by the Employer to continue in effect any material compensation, incentive, bonus or benefit plan in which the Executive participates immediately prior to the Change of Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Employer to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change of Control; or

                                    (E) the failure of the Employer to obtain a
                           satisfactory agreement from any successor to assume and agree to perform this Agreement or enter into a new agreement on substantially the same terms.

                           (iii) It is the intention of the Executive and of the
                  Employer that no payments by the Employer to or for the benefit of the Executive under this Agreement or any other agreement or plan, if any, pursuant to which the Executive is entitled to receive payments or benefits shall be nondeductible to the Employer by reason of the operation of
                  Section 280G of the Code relating to parachute payments or any like statutory or regulatory provision. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said
                  Section 280G or any like statutory or regulatory provision, any such payments exceed the amount which can be deducted by the Employer, such payments shall be reduced to the maximum amount which can be deducted by the Employer. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Employer with interest thereon at the applicable Federal rate determined under
                  Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be nondeductible to the Employer by reason of the operation of said Section 280G or any like statutory or regulatory provision. To the extent that there is more than one method of reducing the payments to bring them within the limitations


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


                  of said Section 280G or any like statutory or regulatory provision, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five (45) days after the Employer has given notice of the need for such reduction, the Employer may determine the method of such reduction in its sole discretion.

         7. Confidential Information and Cooperation. On the date herein, the Executive will have entered into the standard Endogen Confidentiality and Non-Compete Agreement, in the form attached hereto as Exhibit B.

         8. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators, except that the arbitrator shall apply the law as established by decisions of the U.S. Supreme Court, the Court of Appeals for the First Circuit and the U.S. District Court for the District of Massachusetts in deciding the merits of claims and defenses under federal law or any state or federal anti-discrimination law, and any awards to the Executive for violation of any anti-discrimination law shall not exceed the maximum award to which the Executive could be entitled under the applicable (or most analogous) federal anti-discrimination or civil rights laws. In the event that any person or entity other than the Executive or the Employer may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 8 shall be specifically enforceable. Notwithstanding the foregoing, this Section 8 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 8.

         9. Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 8 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts.

         10. Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter, with the exception of the Incentive Stock Option Agreement and the Confidentiality and Non-Competition Agreements attached hereto as Exhibits A and B, respectively.


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         11. Assignment; Successors and Assigns, etc. Neither the Employer nor
the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that the Employer may assign its rights under this Agreement without the consent of the Executive in the event that the Employer shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

         12. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         13. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         14. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Chief Executive Officer, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

         15. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Employer.

         16. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth.

         17. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.


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         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Executive, as of the Effective Date.

                                               ENDOGEN, INC.


                                               By:  /s/ Owen A. Dempsey
                                                    ---------------------------
                                                        Owen A. Dempsey
                                                        President and CEO


                                                    /s/ Avery W. Catlin
                                                    ---------------------------
                                                        Avery W. Catlin


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